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                                                                    EXHIBIT 99.1

                 [AEGIS COMMUNICATIONS GROUP, INC. LETTERHEAD]

NEWS RELEASE                                               FOR IMMEDIATE RELEASE
CONTACTS AT THE COMPANY:
------------------------
(972) 830-1800          Michael J. Graham      EVP, Corporate Development and
                                               Chief Financial Officer

                        Julie L. Jacob         Senior Vice President & Treasurer

         AEGIS COMMUNICATIONS GROUP ANNOUNCES SALE OF ELRICK AND LAVIDGE

IRVING, TEXAS -- April 12, 2002 -- Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS), today announced the sale of the business and assets of Elrick & Lavidge, its marketing research division, to a wholly owned U.S. subsidiary of Taylor Nelson Sofres plc. The business will become part of the TNS Intersearch family (TNS.) United Kingdom based Taylor Nelson Sofres plc, is one of the world's leading marketing information groups.

Herman M. Schwarz, Aegis Communications Group's President and Chief Executive Officer said, "We are pleased with the terms of this deal and its benefit to our shareholders. In our review of Aegis's position in the Customer Relationship Management sector, we concluded that the core research offerings of our marketing research division were no longer strategic for the Company. It also has become increasingly clear that the clients and employees of Elrick & Lavidge are best served with a company concentrated on marketing research. Our strategy is to focus on our core competency of delivering customer interaction solutions custom designed to improve service levels, reduce costs and increase revenue. To this end, the Data Analytics Group that was housed in Elrick & Lavidge has not been included in this transaction and is now part of the core Aegis offering.

"I started my career with Aegis at Elrick & Lavidge and have immense respect for the people of the organization. I believe the acquisition by TNS will benefit their professional development and offer them greater opportunities in the future. TNS is an excellent company that provides a full range of consumer and business-to-business marketing information services and analysis to its global clients. The clients of Elrick & Lavidge can expect to receive a continued high level of service and a seamless transition", added Mr. Schwarz.

Bruce Shandler, Head of TNS North America, added: "This acquisition brings to TNS Intersearch a team of experienced research professionals with strong client relationships, which will further expand our coverage of the US market. At the same time, E&L's clients will benefit from our dedicated focus on market research and the access they are gaining to the Taylor Nelson Sofres global network along with our range of branded solutions and our superior internet capabilities."

Key personnel from Elrick & Lavidge will be offered positions with TNS Intersearch. Marketing research operations will be continued in Atlanta, GA; Kansas City, KS; Westchester, IL; Clarksville, TN and Cincinnati, OH, but will formally become part of the TNS Intersearch family.

AEGIS PROFILE
-------------
Aegis Communications Group provides multi-channel customer relationship management and marketing services, including customer acquisition and retention programs, database management, analytical services and market intelligence. Aegis' services are provided to a blue chip, multinational client portfolio through a network of client service centers employing approximately 5,500 people and utilizing over 6,100 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

TNS GROUP PROFILE
-----------------
Through its network of offices in more than 50 countries, Taylor Nelson Sofres, plc provides marketing information services to leading national and multi-national companies operating in over 80 countries. It is ranked as the fourth largest marketing information group in the world. Further information on Taylor Nelson Sofres, plc is available from the corporate website: http://www.tnsofres.com

THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS CONTAINED IN THIS DOCUMENT THAT ARE NOT BASED ON HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS". TERMS SUCH AS

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"ANTICIPATES", "BELIEVES", "ESTIMATES", "EXPECTS", "PLANS", "PREDICTS", "MAY",
"SHOULD", "WILL", THE NEGATIVE THEREOF AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BY NATURE SUBJECT TO UNCERTAINTIES AND RISKS, INCLUDING BUT NOT LIMITED TO: THE COMPANY'S RELIANCE ON CERTAIN MAJOR CLIENTS; UNANTICIPATED LOSSES OF OR DELAYS IN IMPLEMENTATION OF CLIENT PROGRAMS; HIGHER THAN ANTICIPATED IMPLEMENTATION COSTS ASSOCIATED WITH NEW CLIENT PROGRAMS; THE SUCCESSFUL COMBINATION OF REVENUE GROWTH WITH OPERATING EXPENSE REDUCTION TO RESULT IN IMPROVED PROFITABILITY AND CASH FLOW; GOVERNMENT REGULATION AND TAX POLICY; ECONOMIC CONDITIONS; COMPETITION AND PRICING; DEPENDENCE ON THE COMPANY'S LABOR FORCE; RELIANCE ON TECHNOLOGY; TELEPHONE AND INTERNET SERVICE DEPENDENCE; AND OTHER OPERATIONAL, FINANCIAL OR LEGAL RISKS OR UNCERTAINTIES DETAILED IN THE COMPANY'S SEC FILINGS FROM TIME TO TIME. SHOULD ONE OR MORE OF THESE UNCERTAINTIES OR RISKS MATERIALIZE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY DOES NOT INTEND TO UPDATE ANY OF THOSE FORWARD-LOOKING STATEMENTS.